NOTICE OF ANNUAL MEETING TO BE HELD JUNE 18, 1997


                                PIONEER RAILCORP
                             Peoria, Illinois 61607




                              To the Stockholders:

The Annual Meeting of Stockholders will be held at Pioneer Railcorp's Corporate Office, 1318 S.Johanson Road, Peoria, Illinois, on Wednesday, June 18, 1997, commencing at 9:00 a.m. local time, for the purpose of considering and voting on the following matters as described in the attached Proxy Statement:

-    To elect five directors for a one year term;

- To consider and act upon a proposal to ratify the appointment of independent public accountants for 1997;

-    Any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on April 30, 1997, will be entitled to vote at this meeting. A copy of the Company's Annual Report containing financial data and a summary of operations for 1996 is being mailed to the Company's stockholders with this Proxy Statement.

In order that your stock may be represented at the meeting in case you are not personally present, please complete, sign and date the enclosed proxy/voting instruction card and return it promptly in the accompanying addressed envelope.

By order of the Board of Directors.




/s/ Daniel A. LaKemper
----------------------
Daniel A. LaKemper
Secretary


May 12, 1997

                                Pioneer Railcorp
                              1318 S. Johanson Road
                             Peoria, Illinois 61607
                                  309-697-1400


                                 Proxy Statement

This Proxy Statement and the accompanying proxy will be sent to stockholders of Pioneer Railcorp on our about May 12, 1997, in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at Pioneer Railcorp's corporate office, 1318 S. Johanson Road, Peoria, Illinois 61607, on Wednesday, June 18, 1997, commencing at 9:00 a.m. local time. The Company's Annual Report for 1996, including financial statements, is also included herein.

The record date for stockholders entitled to vote at the Annual Meeting is April 30, 1997. As of April 30, 1997, the Company had issued and outstanding 4,588,263 shares of common stock, of which 4,588,263 are entitled to one vote per share.

It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders will be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, or where disclosure is expressly requested by a shareholder.

The Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to J. Michael Carr, Chief Financial Officer of the Company.

Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or fax. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

Beneficial Ownership of Stock

There are no shareholders, as of March 26, 1997, known by the Company to be beneficial owners of more than 5% of its outstanding common stock other than Company directors and officers.

Nominees for Election as Directors

Guy L. Brenkman, age 50, Chairman of the Board of Directors and President of Pioneer Railcorp and its subsidiaries was the incorporator of the Company and has been a member of the Board of Directors and President of the Company since its formation. Mr. Brenkman's past business experience includes real estate sales and management, securities sales, and seven years of operational railroad industry experience before managing the day to day railroad operations of Pioneer in 1988. Mr. Brenkman, acting as agent of the Issuer conducted the public offering of Pioneer Railcorp, which raised its initial capital, and secondary capital for expansions.

Orvel L. Cox, age 53, Director, also serves as same for each of the Company's subsidiaries and Superintendent of Transportation for same. Mr. Cox has 37 years of active railroading experience with 31 of those years working for Class I railroads. Mr. Cox has been a director and officer of Pioneer Railcorp since it's inception and has been involved in all phases of the development and growth of the Company.

John S. Fulton, age 63, Director, was elected to the Board in 1993. Mr. Fulton has 18 years experience in the real estate business concentrating in retail sales, real estate development and appraising. Mr. Fulton's previous positions include Industrial Appraising with Cole, Layer Trumble of Dayton, Ohio. Mr. Fulton holds a BS degree in Public Administration from Bradley University in Peoria, Illinois.

J. Michael Carr, age 33, Assistant Treasurer, also serves as Treasurer for each of the Company's subsidiaries and Chief Financial Officer for same. Mr. Carr has been employed by the Company since March 1993. Before joining the Company, Mr. Carr worked in public accounting and banking for seven years, most recently as Controller for United Federal Bank. Mr. Carr is a CPA and holds a BS-Accounting from Illinois State University, Normal, Illinois.

Timothy F. Shea, age 48, is employed by RE/MAX and has been a real estate property manager with RE/MAX since 1984. Mr. Shea has a BS-business management from Bradley University, Peoria, Illinois.

General Information Relating to the Board of Directors

The Board of Directors of the Corporation consists of five members, each elected for a term of one year. The board met a total of 2 times in 1996, at which time all directors were present.

Compensation of Directors

Directors  of  the  Company  were  compensated   $1,000  in  1996  and  received
reimbursement for out of pocket expenses.

Committees

The Audit Committee is the only standing committee of the Board of Directors. The purpose of the Audit Committee is to recommend to the Board of Directors the engagement of, and the fee to be paid to, the independent public accountants. The Audit Committee also reviews with the independent accountants as deemed necessary, the Corporation's accounting policies, conflict of interest policy, internal control systems and financial operations and reporting. The committee met once in 1996 and current members of this committee are John P. Wolk, John S. Fulton, and Orvel L. Cox.

Security Ownership of Directors and Executive Officers

The following table sets forth information, as of March 26, 1997, the beneficial ownership of all directors and officers of the Company as a group. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of March 26, 1997 pursuant to the exercise of stock options and warrants.

Title of Class:  Common Stock ($.001 par value)

                                                     Beneficial      Percent
        Name Of Beneficial Owner                     Ownership       Of Class
-------------------------------------------          ----------      --------

Guy L. Brenkman (2) .......................          3,511,948         35.8%
Orvel L. Cox (3) ..........................            235,844          2.4%
Daniel A. LaKemper (4) ....................            144,393          1.5%
John P. Wolk (5) ..........................            144,000          1.5%
John S. Fulton (6) ........................             42,000           .4%
J. Michael Carr (7) .......................             67,716           .7%
Kevin Williams (8) ........................             11,100           .1%
                                                     ---------         -----
Directors and Executive
Officers as a Group: ......................          4,157,001         42.4%(1)

FOOTNOTES:

(1) Based on 9,814,053 shares of Common Stock and Equivalents outstanding as of March 26, 1997.

(2) Of the total number of shares shown as owned by Mr. Brenkman, 60,606 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,740,800 shares represent the number of shares Mr. Brenkman has the right to acquire within 60 days through the exercise of Warrants. Mr. Brenkman owns all shares in joint tenancy with his wife. In addition 10,142 shares are held by Mr. Brenkman under the Pioneer Railcorp Retirement Savings Plan and 2,340 shares are held by Mr. Brenkman's wife, in which he disclaims beneficial ownership.

(3) Of the total number of shares shown as owned by Mr. Cox, 66,666 shares represent the number of shares Mr. Cox has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 101,770 shares represent the number of shares Mr. Cox has the right to acquire within 60 days through the exercise of Warrants. In addition 2,538 shares are held by Mr. Cox under the Pioneer Railcorp Retirement Savings Plan. Mr. Cox's shares are owned in joint tenancy with his wife. Mr. Cox and his wife own one Preferred Share in the Mississippi Central Railroad Co.

(4) Of the total number of shares shown as owned by Mr. LaKemper, 66,666 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 40,000 shares represent the number of shares Mr. LaKemper has the right to acquire within 60 days through the exercise of Warrants. In addition 727 shares are held by Mr. LaKemper under the Pioneer Railcorp Retirement Savings Plan. Mr. LaKemper's shares are owned in joint tenancy with his wife.

(5) Of the total number of shares shown as owned by Mr. Wolk, 22,000 shares represent the number of shares Mr. Wolk has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 61,000 shares represent the number of shares Mr. Wolk has the right to acquire within 60 days upon the exercise of Warrants. Mr. Wolk has 60,000 shares held in joint tenancy with his wife. Mr. Wolk and his wife jointly own ten Preferred Shares of the Alabama Railroad Co.

(6) Of the total number of shares shown as owned by Mr. Fulton, 22,000 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 10,000 shares represent the number of shares Mr. Fulton has the right to acquire within 60 days upon the exercise of Warrants.

(7) Of the total number of shares shown as owned by Mr. Carr, 66,666 shares represent the number of shares Mr. Carr has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 1,000 shares represent the number of shares Mr. Carr has the right to acquire within 60 days through the exercise of Warrants.

(8) Of the total number of shares shown as owned by Mr. Williams, 11,000 shares represent the number of shares Mr. Williams has the right to acquire within 60 days upon the exercise of options granted under the Company's 1994 Stock Option Plan, and 100 shares represent the number of shares Mr. Williams has the right to acquire within 60 days through the exercise of Warrants.

There are no shareholders known by the Registrant to be beneficial owners of more than 5% of its outstanding common stock other than Mr. Brenkman.

Compensation of the Chief Executive Officer

Summary Compensation Table

                            Annual
                         Compensation               Long Term Compensation
                       ---------------    --------------------------------------
                                          Restricted
Name &                                      Stock                      Other
Position               Year    Salary       Award   Options/SARs    Compensation
--------               ----   --------    --------------------------------------

Guy L. Brenkman, CEO   1996   $350,098       ----      80,000        $ 4,750 (a)
                       1995   $310,546       ----      37,000        $ 4,500 (a)
                       1994   $227,609     $125,000   150,000        $ 4,500 (a)

(a) - Registrant's contribution to the Company's defined contribution plan.

Option/SAR Grants in Last Fiscal Year

                                                                       Potential Realizable
                                                                        Value at Assumed
                                   % of Total                            Annual Rates
                                 Options Granted                         of Stock Price
                                  to Employees                            Appreciation
                         Options  in the Fiscal  Exercise Expiration    For Option Term
Name                     Granted      Year        Price      Date         5%       10%
----                     -------  -------------  -------- ----------   --------  --------

Guy L. Brenkman - CEO    80,000        20%         $3.03   6/26/07     $133,874  $385,285

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                Number
                                           of Securities          Value of
                                             Underlying          Unexercised
                                             Unexercised         In-the-Money
                                               Options/          Options/SARs
                     Shares                 SARs at FY-End        At FY-End
                    Acquired      Value      Exercisable/        Exercisable/
Name               On Exercise  Realized    Unexercisable       Unexercisable
----------------   -----------  --------   ---------------     ---------------
Guy Brenkman-CEO       0           0       60,606/ 206,394     $51,515/$16,485

In December 1993, the Company entered into a five-year executive employment contract with the Company's president. The five-year agreement provides for a base salary with annual inflation adjustments based upon the Consumer Price Index. Should the Company acquire or form additional railroads, the base salary will increase $25,000 for the acquisition of railroads of 125 miles or less, and $50,000 for railroads over 125 miles. At December 31, 1996, the president's base salary was $329,230. Should the president's employment be terminated, the contract requires a lump sum payment equal to three years of his then current salary. Should the president retire, he is entitled to a lump sum payment of one year's salary.

Proposal 1 - Ratification of Appointment of Independent Public Accountants

The Board of Directors, upon recommendation of its Audit Committee, has appointed McGladrey & Pullen, LLP, Certified Public Accountants and Consultants, as independent public accountants of the Company with respect to its operations for the year 1997, subject to ratification by the holders of common stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully McGladrey's performance for the Company with respect to services performed in the years 1994-1996 and its general reputation for adherence to professional auditing standards.

The Board of Directors recommends a vote FOR this proposal.

Stockholder Proposals

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy, it must be received by the Corporate Secretary no later than January 13, 1998.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as set forth above. However, if any other matters come before the Meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons acting under the proxies.


/s/ Pioneer Railcorp